Exhibit 99.1

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Combined Financial Statements

Fiscal Year Ended December 31, 2020

Contents

Report of Independent Auditors	1

Combined Balance Sheet	2

Combined Statement of Operations	3

Combined Statement of Changes in Net Parent Investment	4

Combined Statement of Cash Flows	5

Notes to Combined Financial Statements	6

Report of Independent Auditors

To the Board of Directors and Management of H.C. Starck Inc., USA

We have audited the accompanying combined financial statements of HCS-Electronic Materials (A Carve-Out Business of H.C. Starck Inc., USA), which comprise the combined balance sheet as of December 31, 2020, and the related combined statements of operations, of changes in net parent investment and of cash flows for the year then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of HCS-Electronic Materials (A Carve-Out Business of H.C. Starck Inc., USA) as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

January 14, 2022

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Combined Balance Sheet

As of December 31, 2020
Assets	(in thousands)
Current assets:
Cash and cash equivalents	$ 28,216
Accounts receivable, net	4,015
Inventories, net	33,589
Contract assets	8,713
Other current assets	2,936

Total current assets	77,469

Noncurrent assets:
Property, plant and equipment, net	12,876
Operating lease right-of-use assets	2,214
Other non-current assets	2,200

Total noncurrent assets	17,290

Total assets	$ 94,759

Liabilities and equity
Current liabilities:
Accounts payable	$ 9,181
Operating lease liabilities	640
Other current liabilities	3,206

Total current liabilities	13,027

Non-current liabilities:
Operating lease liabilities	1,676
Deferred tax liability	658
Other non-current liabilities	1,016

Total non-current liabilities	3,350

Total liabilities	16,377

Commitments and contingencies (Note 8)
Net parent investment	78,382

Total liabilities and net parent investment	$ 94,759

See notes to Combined Financial Statements.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Combined Statement of Operations

Year Ended
December 31, 2020

(in thousands)
Net revenues	$ 132,720
Cost of goods sold	104,860

Gross profit	27,860
Operating expenses
Selling and marketing expenses	5,613
Research and development expenses	2,470
General and administrative expenses	5,145
Other operating expenses, net	840

Total operating expenses	14,068

Operating income	13,792
Other income (expense)
Financial income and (expense), net	(456)

Income before income taxes	13,336
Income tax expense	(2,141)

Net income	$ 11,195

See notes to Combined Financial Statements.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Combined Statement of Changes in Net Parent Investment

Net Parent
Investment
(in thousands)
Balance at December 31, 2019	$ 69,919
Net income	11,195
Net transfer to parent	(2,732)

Balance at December 31, 2020	$ 78,382

See notes to Combined Financial Statements.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Combined Statement of Cash Flows

Year Ended

December 31, 2020

Operating activities	(in thousands)
Net income	$11,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,755
Amortization of operating lease right-of use-assets	676
Deferred income tax liability	(169)
Changes in:
Accounts receivable	2,932
Inventories	4,438
Contract assets	(533)
Other current and non-current assets	(1,770)
Accounts payable	2,147
Lease liability	(464)
Other current and non-current liabilities	1,407

Net cash provided by operating activities	$21,614

Investing activities
Purchases of property, plant and equipment	(2,074)

Net cash used in investing activities	$(2,074)

Financing activities
Net transfer to parent	(2,732)

Net cash used in financing activities	$(2,732)

Net increase in cash, cash equivalents and restricted cash	16,808
Cash, cash equivalents and restricted cash, beginning of year	11,408

Cash, cash equivalents and restricted cash, end of year	$28,216

Non-cash items related to investing activities
Property, plant and equipment additions included in trade payables	$798

See notes to Combined Financial Statements

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Note 1 - Basis of Presentation

Description of Business

The accompanying combined financial statements present the combined assets, liabilities, revenue and expenses of the HCS-Electronic Materials business (“HCS,” the “HCS Business” or the “Company”), which represents an operating facility of H.C. Starck Inc., USA (“H.C. Starck Inc.”). The HCS Business consists of the H.C. Starck Inc. operating plant in Newton, Massachusetts that was acquired by Materion Corporation (“Materion”), effective November 1, 2021 in accordance with the terms of the Share Purchase Agreement (“SPA”) executed on September 19, 2021 between Materion and H.C. Starck Group GmbH, HCST Hungary Holding Vagyonkezelo Korlatolt Felelossegu Tarsasag, & Opus Holdco S.A.R.L. (“H.C. Starck Group”). Prior to the closing of the acquisition, H.C. Starck Inc. executed an internal reorganization in which H.C. Starck Solutions (“H.C. Solutions”) was created as the shareholder of H.C. Starck Inc., with ultimate ownership by the H.C. Starck Group. All other operating facilities that were unrelated to the Newton plant as well as any debt with affiliates were excluded from H.C. Starck Inc. and transferred to subsidiaries of H.C. Solutions. Materion then purchased all outstanding shares of H.C. Starck Inc. from H.C. Solutions on November 1, 2021.

The HCS Business is an industry-leading electronic materials business, located in Newton, Massachusetts. HCS utilizes proprietary technology and extensive material science know-how to deliver tantalum- and niobium-based premium products for the semiconductor, industrial, and aerospace & defense markets. The Company includes one manufacturing facility in the United States of America (“U.S.”) along with operational employees at the facility primarily responsible for production and serving customers, and certain support function employees engaged in non-production business activities.

Basis of Financial Statement Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) from the consolidated financial statements and accounting records of H.C. Starck Inc. and are presented on a standalone basis as if the operations of the HCS Business had been conducted independently from H.C. Starck Inc. These financial statements have been prepared solely to demonstrate its historical result of operations, balance sheet, and cash flows for the indicated period under H.C. Starck Inc. management. As the HCS Business has not operated as a separate legal or standalone entity, and there is no direct ownership of the HCS Business by any shareholder or legal entity of H.C. Starck Inc. other than at the consolidated level, a net parent investment is shown in lieu of shareholder equity in the combined balance sheet of the HCS Business to reflect the residual of the total assets and total liabilities derived in accordance with the carve-out principles reflecting the shareholder interest in the HCS Business. This information is further reflected in the combined statement of changes in net parent investment to show the change in this balance within the period presented. Further, earnings per share data has not been presented in the combined financial statements of the HCS Business as it does not operate as a separate legal entity with its own capital structure. All intercompany balances and transactions within the HCS Business have been eliminated. Transactions and balances between the HCS Business and its affiliates are reflected as related party transactions as disclosed in Note 6, Related Party Transactions. The HCS-Electronic Materials business has historically operated as a part of H.C. Starck Inc; consequently, stand-alone financial statements have not been historically prepared for the HCS-Electronic Materials business.

The combined statement of operations of the HCS Business includes all revenues and costs directly attributable to the HCS Business. In addition, certain shared corporate expenses related to the HCS Business

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

have been allocated from H.C. Starck Inc.. The HCS Business receives services and support functions from H.C. Starck Inc. and is dependent upon H.C. Starck Inc.’s ability to perform these services and functions. The costs associated with these services and support functions have been allocated to the HCS Business using the most meaningful respective allocation methodologies, which were primarily based on proportionate sales, headcount, and other measures of the HCS Business. These allocated costs primarily include, but are not limited to, research and development expenses, corporate administrative expenses, employee related costs for shared corporate employees and usage fees of shared assets of the functional groups such as sales, finance, marketing, human resources, information technology and legal.

The assets and liabilities related to the HCS Business are specifically identifiable and have been attributed to the HCS combined financial statements based upon the assets and liabilities that are expected to be transferred pursuant the SPA.

H.C. Starck Inc. uses a centralized approach to cash management. In accordance with the Share Purchase Agreement, the bank accounts and cash balances of the HCS Business were transferred as part of the transaction. Accordingly, as the acquired business is the legal owner of the associated bank accounts these amounts have been included in as cash and cash equivalents on the combined balance sheet of the accompanying combined financial statements of the HCS Business.

As described in Note 4, Income Taxes, current and deferred income taxes and related tax expenses have been determined based on the stand-alone results of the HCS Business by applying Accounting Standards Codification (“ASC”) 740, Income Taxes, issued by the Financial Accounting Standards Board (“FASB”), to the HCS Business operations in each jurisdiction as if it were a separate taxpayer. The tax amounts determined from the stand-alone results of the HCS Business are not necessarily representative of the amounts that would have been reflected in the combined financial statements had the HCS Business been an entity that operated independently of H.C. Starck Inc.

The HCS Business believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocation have been determined on a basis considered by H.C. Starck Inc. to be a reasonable reflection of the utilization of services provided to or the benefit received by the HCS Business during the period presented relative to the total costs incurred by H.C. Starck Inc. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the combined financial statements had the HCS Business been an entity that operated independently of H.C. Starck Inc. Actual costs that would have been incurred if the HCS Business had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decision making made in various areas, such as information technology and infrastructure. Consequently, future results of operations of the HCS Business will include costs and expenses that may be materially different from the historical results of operations, balance sheet, and cash flows. Accordingly, the combined financial statements included herein are not indicative of the future results of operations, balance sheet, and cash flows.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make policy elections, estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. These policy elections, estimates, and assumptions are based on the Company’s best estimates and judgements. The Company evaluates their policy elections, estimates, and assumptions on an ongoing basis

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

using historical experience and other factors, including the current economic environment. Significant estimates affecting amounts reported in the combined financial statements relate to contract assets and income taxes. The Company believes these estimates to be reasonable given the current facts available. Market volatility increases the uncertainty inherent in the estimates and assumptions.

In March 2020, the World Health Organization characterized a novel strain of the coronavirus, known as COVID-19, as a pandemic. The duration of the COVID-19 pandemic and the long-term impacts on the economy are uncertain and could impact the Company’s estimates.

Net Parent Investment

The Company’s equity on the combined balance sheet represents H.C. Starck Inc.’s net investment in the HCS Business and is presented as net parent investment in lieu of shareholder equity. The net parent investment account includes assets and liabilities that are maintained by H.C. Starck Inc. on behalf of the HCS Business such as accrued liabilities related to corporate allocations, including administrative expenses for sales, finance, marketing, human resources, information technology and legal.

All transactions reflected in the net parent investment in the accompanying combined balance sheet have been considered cash receipts and payments for the purpose of the combined statement of cash flows and are reflected in financing activities in the accompanying combined statement of cash flows.

Note 2 - Significant Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, other short-term highly liquid investments with original maturities of three months or less and restricted cash. Restricted cash results from contracts with customers as well as import bonds. The amount of restricted cash related to the HCS Business as of December 31, 2020 was $1,501 thousand.

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount less allowance for doubtful accounts and do not bear interest. Payment terms and conditions vary by contract but are generally between 30 and 60 days.

An allowance for doubtful accounts is maintained for the expected losses resulting from the inability of customers to pay amounts due. The allowance is based upon identified delinquent accounts, customer payment patterns, and other analyses of historical data and trends. Historically, the Company has experienced an insignificant amount of uncollected accounts receivable. As such, the Company has estimated the allowance for bad debt is not material as of December 31, 2020.

H.C. Starck Inc. has implemented a credit insurance program with a risk management company. This program establishes insured credit limits for certain H.C. Starck Inc. customers in the event of nonpayment. The insured minimum is $65 thousand per customer credit limit and the insured percentage is 90%.

Under a factoring arrangement, the Company sells certain receivables to Sterling National Bank (“Sterling”). The agreement calls for Sterling to advance up to 90% of the net face value of accounts receivable balances that are eligible for the credit insurance program. The Company records the remaining

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

10% as other current assets within the combined balance sheet. Under the terms of the factoring arrangement, the Company has a limited obligation to repurchase accounts receivables sold to Sterling. As of December 31, 2020, the interest rate was the sum of prime, plus 0.25%. The Company had an outstanding principal balance on the facility of $11,596 thousand as of December 31, 2020 and recognized interest expense during the year ended December 31, 2020 of $416 thousand, which was recorded in financial income and (expense), net in the combined statement of operations.

During the year ended December 31, 2020, the Company sold accounts receivables and received cash proceeds of $105,315 thousand. The fair value of sold receivables approximated their book value due to their short-term nature. As of December 31, 2020, the Company derecognized $13,548 thousand of accounts receivable and the remaining balance due from Sterling was $1,952 thousand. The Company estimated that the fair value of its servicing responsibilities was not material.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the FIFO method for raw materials, work in progress and finished products, and the weighted average cost formula for resale products. The cost of finished goods and work in progress comprises raw materials, direct labor, other direct costs, related production overheads based on normal operating capacity and allocable administrative costs. It excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Land is not depreciated. Depreciation is calculated using the straight-line method over their estimated useful economic life as follows:

Building and improvements	10 to 45 years
Machinery and equipment	5 to 30 years
Furniture, fixtures, and other equipment	3 to 10 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within the combined statement of operations. There were no material disposals in the year ended December 31, 2020.

Long-lived asset impairment

The HCS Business performs impairment tests of long-lived assets, including property and equipment, whenever an event occurs, or circumstances change that indicate that the carrying value may not be recoverable or the useful life of the asset has changed. Upon indications of impairment, assets and liabilities are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If such undiscounted cash flows indicate that the carrying value of the asset group is not recoverable, impairment losses are measured by comparing the estimated fair value of the asset group to its carrying amount. The HCS Business did not record any impairment expense for the year ended December 31, 2020.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Leases

The Company accounts for leases in accordance with ASC 842, Leases. The HCS Business leases buildings, automobiles and other equipment. Lease contracts are typically entered into for fixed periods of 1 to 3 years. Contracts may contain both lease and non-lease components. The Company has elected to apply the lease practical expedient to combine lease and non-lease components for all classes of assets and made an accounting policy election to not recognize right-of-use assets and lease liabilities for leases with terms of 12 months or less.

The HCS Business determines whether a contract is or contains a lease at contract inception based on the presence of identified assets and the Company’s right to obtain substantially all of the economic benefit from and to direct the use of such assets. The Company performs the initial classification and measurement of its right-of-use (“ROU”) assets and lease liabilities at the lease commencement date and thereafter if modified.

The Company measures its ROU assets and lease liabilities at the lease commencement date based on the present value of the remaining lease payments. Lease ROU assets also include any lease pre-payments made at or before the lease commencement date, are reduced by any lease incentives, and are increased for any initial direct costs.

Lease payments include:

●	fixed payments (including in-substance fixed payments), less any lease incentives receivable
●	variable lease payments that are based on an index or a rate, initially measured using the index or rate as at the commencement date
●	amounts expected to be payable by the Company under residual value guarantees
●	the exercise price of a purchase option if the Company is reasonably certain to exercise that option, and
●	payments of penalties for terminating the lease, if the lease term reflects the Company exercising that option.

Lease payments to be made under reasonably certain extension options are also included in the determination of lease payments. The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases in the Company, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the ROU asset in a similar economic environment with similar terms, security and conditions.

For operating leases, lease expense is recorded on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use asset which is calculated as the difference between the straight-line expense and the interest expense on the lease liability for a given period.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Accounts payable

Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are presented as current liabilities unless payment is not due within 12 months after the reporting period.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers when its customers obtain control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s revenue is derived primarily from transactions with third parties in the semi-conductor, industrial and aerospace & defense markets. The Company’s customers are primarily located in the continental United States, Europe and China. To determine revenue recognition for the arrangements that are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is the amount of consideration the Company expects to receive in exchange for transferring goods or services to a customer. The transaction price can be a fixed amount, a variable amount, or both. Variable amounts include returns, rebates and discounts which are estimated at the time of the transaction.

The majority of the HCS Business’ sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer as is defined by the shipping terms of the agreements. The Company recognizes revenue over time when (or as) the entity satisfies a performance obligation by transferring a promised good to the customer. Each customer purchase order or contract sets forth the transaction price for goods transferred under the arrangement and represents a single performance obligation for which revenue is recognized at either a point in time or over-time. The Company recognizes revenue upon completion of manufacturing and storing a product, if (i) a customer-specific good with no alternative use has been created and (ii) the Company has an enforceable right to payment for the product. Revenue is recognized at the amount the Company has the right to invoice for these arrangements.

The majority of the contracts with customers are fixed price contracts without variable consideration, under which the Company acts as principal. Revenue is measured at the fixed transaction price agreed under the contracts with customers, reduced by variable consideration. Variable considerations might occur in the form of contractually defined discounts for early payment and penalties for late payment. The Company includes the amount of variable consideration estimated in the transaction price only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. As the contracts in general include only a single performance obligation, the transaction price is fully allocated to that single performance obligation. Some contracts may include multiple performance obligations. In this case, the transaction price is allocated to each performance obligation based on relative stand-alone selling prices. Revenue for performance obligations that do not create an asset with an alternative use to the Company, and where the Company has an enforceable right to payment for the performance completed to date, are recognized over time. Revenue for those performance obligations is realized using an input-based method for measuring the progress towards satisfaction of the performance obligation, to an amount equivalent to the cost of services already rendered plus a margin. A contract asset is generated as the Company completes its performance obligation over time.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Amounts billed to customers for shipping and handling activities to fulfill the Company’s promise to transfer the goods are included in revenues and costs incurred by the Company for the delivery of goods and are classified as cost of sales in the combined statement of operations. Shipping terms may vary for products shipped outside the United States depending on the mode of transportation, the country where the material is shipped, and any agreements made with the customers.

Disaggregation of revenue

The Company disaggregated revenue from contracts with customers by geographical areas and end market users. The disaggregated revenue tables are shown below for the year ended December 31, 2020.

The following table provides information about disaggregated revenue by major geographical region:

Year Ended December 31, 2020

(in thousands)
Americas	$38,897
Asia	83,693
Europe, Middle East, Africa	10,130

Total	$132,720

The following table provides information about disaggregated revenue by end market:

Year Ended December 31, 2020

(in thousands)
Aerospace and Defense	$11,374
Industrial	15,259
Semi-conductor	104,441
Other	1,646

Total	$132,720

Contract assets and liabilities

A contract asset is the entity’s right to consideration in exchange for goods or services that the entity has transferred to the customer. A contract asset becomes a receivable when the entity’s right to consideration is unconditional, which is when only the passage of time is required before payment of the consideration is due. Contract assets are classified as current. The company recorded a contract asset of $8,713 thousand as of December 31, 2020.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Contract liabilities are recognized if the customer’s payment of consideration precedes the Company’s performance. The company had no contract liabilities as of December 31, 2020.

Contract assets and liabilities are reported on a net basis at the contract level, depending on the contracts position at the end of each reporting period.

Concentrations of risk

The Company had certain customers whose revenue or accounts receivable balances individually represented 10% or more of the Company’s total revenue or accounts receivable balances, respectively. As of December 31, 2020, accounts receivables due from those four HCS Business customers represented 69% of total accounts receivable. For the year ended December 31, 2020, revenues from those two HCS Business customers represented 58% of net revenues. No other individual customers constituted greater than 10% of accounts receivables or net revenues.

Research and development expenses

The HCS Business incurs costs for research and development of products to generate sales and also the development of new or improved processes to reduce the cost of sales. Total research and development expenses were $2,470 thousand for the year ended December 31, 2020, of which $613 thousand were directly identified as relating to the HCS Business and $1,857 thousand were allocated to the HCS Business based on a percentage of sales. Research and development expenses are recorded in the combined statement of operations.

Employee benefits

Employees of the HCS Business participate in a defined contribution benefit plan sponsored by H.C. Starck Inc. Total contributions related to the plan are charged to expense and for the year ended December 31, 2020 were $1,465 thousand. Approximately $1,070 thousand of these costs were directly identifiable to the HCS Business and $395 thousand were allocated to the HCS Business based on headcount and a percentage of sales. These costs are reflected in the combined statement of operations as a component of cost of goods sold and operating expenses.

Income taxes

The HCS Business does not currently exist as a separate legal entity. Its operations are included in the consolidated U.S. federal income tax return and certain unitary or combined state income tax returns and foreign income tax returns of H.C. Starck Inc.. Income taxes as presented herein include current and deferred income taxes of the HCS Business allocated to the Company’s stand-alone carve-out financial statements. The income tax provision was prepared following the “Separate Return Method” and in a manner consistent with the asset and liability method prescribed by ASC Topic 740, Income Taxes. The Separate Return Method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.

Taxable income or loss of the Company was included in H.C. Starck Inc.’s U.S. based consolidated federal income tax return and applicable state returns. Deferred income taxes have been provided for temporary differences between financial reporting basis and tax carrying amounts of the Company’s assets and

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

liabilities. These differences create taxable or tax-deductible amounts in future periods. A valuation allowance is recorded to reduce the carrying amount of deferred tax assets unless it is more likely than not that such assets will be realized. Interest and penalties, if any, on uncertain tax positions are recorded in income tax expense. See Note 4, Income Taxes for additional information.

Fair value estimates

The Company reports the financial instruments that are measured in the combined balance sheet at fair value requiring the disclosure of fair value measurements by level of the following fair value measurement hierarchy:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities accessible by the HCS Business at the measurement date

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices)

Level 3: Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs)

There were no financial instruments traded in active markets at the balance sheet date.

Recently issued accounting standards not yet adopted

In December 2019, the FASB issued ASU 2019-12 to simplify the accounting in ASC 740, Income Taxes. This guidance removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to equity in the period of adoption. This ASU will be effective for the Company beginning in the first quarter of 2021. The adoption of this ASU is not expected to have a significant impact on the HCS Business’ combined financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASU introduces a new current expected credit losses model, which applies to financial assets and certain other instruments that are not measured at fair value through net income subject to credit losses and measured at amortized cost, including held-to-maturity securities and certain off-balance sheet credit exposures. The amendments in this ASU are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of this ASU is not expected to have a significant impact on the HCS Business’ combined financial statements and related disclosures.

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Except as discussed elsewhere in the notes to the combined financial statements, the Company did not adopt any new accounting pronouncements during the years ended December 31, 2020.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Note 3 - Property, Plant and Equipment

At December 31, 2020, property, plant and equipment consist of the following:

As of December 31, 2020

(in thousands)
Land	$1,734
Buildings and improvements	17,524
Machinery and equipment	66,511
Furniture, fixtures and other equipment	803
Construction in progress	3,169

Total	89,741
Accumulated depreciation	(76,865)

Property, plant and equipment, net	$12,876

Depreciation expense, which is recorded on the combined financial statements within cost of goods sold and research and development depending on the nature of the asset being depreciated, was $1,755 thousand for the years ended December 31, 2020.

Note 4 - Income Taxes

Income before taxes of $13,336 thousand relates entirely to the United States. The HCS Business does not have foreign operations.

Income taxes expense consists of:

Year Ended
December 31, 2020
(in thousands)
Current income tax expense
Federal	$2,124
State	185

Current expense for income taxes	2,309

Deferred tax (benefit)
Federal	(158)
State	(10)

Deferred income tax (benefit)	(168)

Total income tax expense	$2,141

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

Year Ended
December 31, 2020

(in thousands)
Income before income taxes	$13,336

U.S. statutory tax rate of 21%	2,801
State taxes, net of federal benefit	146
Foreign Derived Intangible Income Deduction	(735)
R&D tax credits	(75)
Other	4

Total income tax expense	$2,141

Effective tax rate	16.1%

Significant components of deferred tax assets and liabilities are:

As of December 31, 2020

(in thousands)
Deferred tax assets:
Operating lease liability	$511
Reserves and accruals not currently deductible for tax purposes	300
Other	273

Deferred tax assets	1,084

Deferred tax liabilities:
Property, plant and equipment	1,254
Operating lease right-of-use assets	488

Deferred tax liabilities	1,742

Net deferred tax liabilities	$658

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

H.C. Starck Inc. and subsidiaries are members of a consolidated tax return where H.C. Starck Inc. is the consolidated parent. The provision for income taxes for the HCS Business was calculated using a “separate return” method.    The Company’s current provision is the amount of tax payable or refundable based on its hypothetical, current-year separate return. The Company provides deferred taxes on its temporary differences and on any carryforwards that it could claim on its hypothetical return. The Company assesses the need for a valuation allowance on the basis of its projected separate return results. The Company records uncertain tax positions using a two-step process: (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

As of December 31, 2020, H.C. Starck Inc. has a carryforward of disallowed interest expense of $31,534 thousand (no expiration). This deferred tax asset was not recorded within the combined financial statements as the associated debt is not allocable to the Company. Additionally, H.C. Starck Inc. has a carryforward of research and development credits of $234 thousand (expiring 2039-2040) and state post-apportioned net operating loss carryforwards of $698 thousand (various expiration) as of December 31, 2020. These deferred tax assets were not recorded as the attributes could be utilized in the year generated under the separate return approach. While these attributes were not recorded as deferred tax assets under the separate return approach for the HCS Business, they are retained by H.C. Starck Inc. as the legal taxpayer.

As of December 31, 2020, the Company had no material unrecognized tax benefits under the separate return approach. It is not anticipated that the amount of unrecognized tax benefits will significantly increase or decrease in the next twelve months.

There are currently no federal or state income tax audits in progress associated with H.C. Starck Inc. H.C. Starck Inc. is subject to taxation in the United States and various state jurisdictions. As of December 31, 2020, H.C. Starck Inc. is open for examination by tax authorities for tax year 2017 and later.

Note 5 – Inventories, net

Inventories, net is recorded at net realizable value which, is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Inventories, net in the combined balance sheet as of December 31, 2020 are summarized as follows:

As of December 31, 2020

(in thousands)

Raw materials and supplies	$8,881

Work in process	22,899

Finished goods	1,809

Inventories, net	$33,589

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Note 6 - Related-Party Transactions

H.C. Starck Inc. and its subsidiaries provide a variety of corporate services to the HCS Business, such as sales, finance, marketing, research and development, human resources, information technology and legal. These expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder being allocated based on sales, employee headcount or other measures that management believes are consistent and reasonable.

Operating expenses of the HCS Business included the following allocated amounts:

Year Ended
December 31, 2020

(in thousands)
Selling and marketing expenses	$4,921
Research and development expenses	1,857
General and administrative expenses	5,145
Other operating expenses, net	403

Total	$12,326

Although it is not practical to estimate what such costs would have been if it had operated as a separate entity, the HCS Business considers such allocations to have been made on a reasonable basis.

Net transactions with H.C. Starck Inc. on the combined statement of changes in net parent investment reflect changes in the net parent investment for all transactions between H.C. Starck Inc. and the HCS Business, including direct and allocated charges and service charges from related parties.

In the normal course of business, the Company receives and sells inventory with the H.C. Starck Group, which are affiliated entities under common ownership. As a result of these related party transactions, the Company recorded $1,274 thousand of revenue related to sales with related parties that are included in the revenue in the combined statement of operations. Additionally, the Company had outstanding related party receivables of $210 thousand and related party payables of $277 thousand as of December 31, 2020. These amounts were included in the accounts receivable, net and accounts payable on the combined balance sheet.

Note 7 - Leases

The HCS Business has operating leases primarily for buildings, automobiles and equipment. These lease contracts have remaining contractual terms up to 3 years. See Note 2, Significant Accounting Policies, for the Company’s lease accounting policy.

The components of lease expense consist primarily of $763 thousand of operating lease costs for the year ended December 31, 2020. The Company’s variable lease costs and short-term lease costs are not material to the Company’s operations.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Supplemental balance sheet information related to the Company’s operating leases:

As of December 31, 2020

(in thousands)
Operating lease assets, net	$2,214

Operating lease liabilities (current)	640

Operating lease liabilities (non-current)	1,676

Weighted average remaining lease term	2.5

Weighted average discount rate	7.6%

Cash flows arising from the lease transactions specifically identified to the HCS Business were:

Year ended December 31, 2020

(in thousands)

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows – payments on operating leases	$(575)

Lease assets obtained in exchange for new lease obligations:

Operating leases	$2,067

Future minimum lease payments for leases specifically identified to the Company as of December 31, 2020 were:

As of December 31, 2020

(in thousands)
2021	$801
2022	1,186

2023	593

Total future undiscounted lease payments	2,580

Less imputed interest	264

Total lease liability	$2,316

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Combined Financial Statements

Note 8 – Commitments and Contingencies

The Company enters into various contracts with suppliers in the conduct of the normal course of its business. As of December 31, 2020, the Company had $15,982 thousand of purchase commitments for inventory.

The Company also has open project commitments related to capital expenditures of $878 thousand as of December 31, 2020.

Note 9 - Subsequent Events

The Company has evaluated subsequent events through January 14, 2022, the date the combined financial statements were available to be issued. The Company has determined that there are no subsequent events that would require disclosure in or adjustment to the accompanying combined financial statements that have not already been properly recognized or disclosed within Note 1.